EXHIBIT 99.1

3D Systems Acquires Moeller Design

Premium Quick-Cast(TM) Precision Patterns Provider Becomes the Latest Addition to 3Dproparts(TM) Service

ROCK HILL, S.C., Feb. 16, 2010 (GLOBE NEWSWIRE) -- 3D Systems Corporation (Nasdaq:TDSC), a leading provider of 3-D Printing, Rapid Prototyping and Manufacturing systems and parts solutions, announced today that it acquired the assets of Moeller Design, a leading provider of premium precision investment casting services and prototyping for the most demanding aerospace, medical device and MCAD prototyping applications.

Based in Seattle Washington, Moeller Design has been providing rapid product design and manufacturing solutions since 1989 and has established itself as a leading QuickCast™ precision casting pattern manufacturer. Moeller Design also operates one of the largest proprietary urethane cast production facilities in North America, delivering high value, low volume production quality parts and prototypes.

Developed originally by 3D Systems, QuickCast™ is a proprietary process that replaces traditional wax patterns for investment casting of high precision, complex parts. Moeller Design has established itself as a leader in high quality, high accuracy QuickCast™ patterns supporting the growing need of foundries for reliable Rapid Manufacturing solutions. QuickCast™ patterns produced via stereolithography (SLA®) can be available in as little as two to four days, enabling its customers to produce quality, complex metal castings in one to four weeks. Dave Moeller, owner of Moeller Design and an industry pioneer, joined 3D Systems as General Manager of its 3Dproparts™ Premium Services Division, and will continue to be based on the west coast.

3D Systems launched 3Dproparts™, the world's fastest growing Rapid Prototyping and Manufacturing parts service, on October 1, 2009. The company plans to continue to expand its 3Dproparts™ service offerings, from coast to coast as well as globally, by bringing together the widest range of production and additive grade materials and the latest additive and traditional manufacturing systems to deliver to its customers the broadest available range of precision plastic and metal parts tools, patterns and assemblies. The acquisition of Moeller Design enhances 3Dproparts™ QuickCast™ and urethane cast manufacturing capabilities, further cementing the company's reach into aerospace and medical device production for commercial and military applications.

"We are proud to add Moeller Design to the growing family of 3Dproparts™ operations and services," said Abe Reichental, President and CEO of 3D Systems. "Under Dave Moeller's experienced leadership, we intend to expand our Premium Services offering, including QuickCast™ and Urethane Cast manufacturing capacity and capabilities for the benefit of our growing customer base."

Forward-Looking Statements

Certain statements made in this release that are not statements of historical or current facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company to be materially different from historical results or from any future results expressed or implied by such forward-looking statements.  In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements in the conditional or future tenses or that include terms such as "believes," "belief," "expects," "estimates," "intends," "anticipates" or "plans" to be uncertain and forward-looking.  Forward-looking statements may include comments as to the company's beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside the control of the company. The factors described under the headings "Forward-Looking Statements," "Cautionary Statements and Risk Factors," and "Risk Factors" in the company's periodic filings with the Securities and Exchange Commission, as well as other factors, could cause actual results to differ materially from those reflected or predicted in forward-looking statements.

About 3D Systems Corporation

3D Systems is a leading provider of 3-D Printing, Rapid Prototyping and Manufacturing systems and parts solutions. Its expertly integrated solutions reduce the time and cost of designing products and facilitate direct and indirect manufacturing by creating actual parts directly from digital input. These solutions are used for design communication and prototyping as well as for production of functional end-use parts: Our customers Create With Confidence.

More information on the company is available at www.3DSystems.com, www.modelin3D.com, www.toptobottomdental.com, www.3Dproparts.com, www.mqast.com, http://blog.3Dsystems.com, or via email at moreinfo@3Dsystems.com.

The 3D Systems Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4537

About Moeller Design

Since 1989, Moeller Design has provided rapid state of the art technologies to solve demanding product development problems. Our experience and capacity in Stereolithography, RTV molds, CNC machining and Cast Urethane have created solutions for products as notable as the 2002 Olympic Torch to high precision patterns for titanium investment castings, and everything in between.

From rapid prototyping to high value/low volume production, our clients know that when they need to call on a partner for a product development solution, they call Moeller.

More information is available at www.moellerdesign.com.

CONTACT: 3D Systems Corporation
         Investor Contact:
         Amanda Molbert
           803-326-4010
           MolbertA@3dsystems.com
         Media Contact:
         Katharina Hayes
           803-326-3941
           HayesK@3dsystems.com